EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is entered into as of February 11, 2026 (the "Effective Date"), by and between Greenlane Holdings, Inc., a Delaware corporation (the "Company"), together with its current and future parents, subsidiaries, and affiliates (collectively, the "Company Group"), and Jason Hitchcock (the "Employee"). The Company and the Employee are sometimes referred to individually as a "Party" and together as the "Parties."

WHEREAS, the Company desires to employ Employee, and Employee desires to accept such employment, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. EMPLOYMENT TERM

1.1 Employment. The Company agrees to employ Employee, and Employee accepts employment with the Company, on and subject to the terms and conditions of this Agreement.

1.2 Term. Employee's employment shall commence on the Effective Date. The Parties agree that Employee's employment with the Company will be at-will and that employment may be until terminated by either Party in accordance with this Agreement.

2. POSITION; DUTIES; EXCLUSIVITY; LOCATION

2.1 Position and Duties. Employee shall serve as Chief Executive Officer of the Company, reporting to the Board of Directors (the "Board"), and shall perform such duties and exercise such authority as are customarily associated with such position and as assigned by the Board, as well as detailed in the job description attached as Addendum A.

2.2 Exclusive Service. Employee shall devote substantially all professional time and attention to the business of the Company Group, perform duties faithfully and in good faith, comply with applicable law and Company policies, and act in the best interests of the Company Group. Employee shall not engage in other business activities without Board approval, except for passive investments in publicly traded securities and civic or charitable activities that do not interfere with performance.

2.3 Location and Travel. Employee shall perform services remotely from Employee's home office or Company offices in Boca Raton, Florida, and shall travel as reasonably required, including international travel, provided that travel shall not exceed twenty-five percent (25%) of Employee's working time without Employee's prior written consent. The Company shall reimburse reasonable travel expenses in accordance with Company policy.

2.4 No Conflicts. Employee represents that this Agreement does not violate any other agreement or obligation to which Employee is bound.

3. COMPENSATION AND BENEFITS

3.1 Base Salary. Employee shall receive an annual base salary of $300,000, payable in accordance with Company payroll practices and pro-rated for any part year calculated from the Effective Date. Base Salary shall be reviewed annually and may be increased in the Board's discretion.

3.2 Annual Bonus. (a) Eligibility. Employee shall be eligible for an annual performance bonus with a target equal to one hundred percent (100%) of Base Salary. (b) Metrics. Sixty-five percent (65%) of the bonus shall be based on Company performance metrics and thirty-five percent (35%) on individual

performance goals, established in writing within forty-five (45) days of each fiscal year. (c) Payment. Any earned bonus shall be paid in cash no later than March 31 following the applicable fiscal year. (d) Proration. Employee must be employed on the last day of the fiscal year to earn a bonus, except that if terminated by the Company without Cause (as defined below) prior to year-end, Employee shall be eligible for a prorated bonus (excluding termination for Cause) as determined by the Board.

3.3 Benefits. Employee shall be eligible to participate in Company benefit plans on the same basis as other senior executives, subject to plan terms.

3.4 Expenses. Subject to approval of the Company or as may be permitted by the Company's expense reimbursement policy, the Company shall reimburse reasonable, documented business expenses incurred by Employee in performing Employee's duties and obligations under this Agreement, but only if Employee properly accounts for expenses in accordance with the Company's expense reimbursement policy.

3.5 Paid Time Off. Employee shall be entitled to four (4) weeks of paid time off annually, pro-rated for any part year calculated from the Effective Date.

3.6 Holidays. Employee shall be entitled to the same paid holidays as authorized by the Company for its other employees.

3.7 Withholding. All compensation is subject to applicable tax withholdings.

4. EQUITY GRANT

Subject to approval by the Board of Directors (or its Compensation Committee) and in accordance with the Company's equity incentive plan in effect from time to time (the "Plan"), the Company shall grant to Employee an option to purchase up to 250,000 shares of the Company's common stock (the "Option"). The Option shall be granted on the same terms and conditions, and shall be subject to the same vesting schedule, exercise price, expiration, and other provisions, as apply to option grants made under the Plan to similarly situated employees at the time of grant. In the event of death of Employee, the Option may be exercised as provided for in accordance with the terms of the Plan and the Option grant by Employee's estate or by the person to whom such right devolves as a result of Employee's death.

5. TERMINATION

5.1 Termination Without Cause. The Company may terminate Employee's employment at any time without Cause upon written notice.

5.2 Resignation Without Good Reason. Employee may resign upon sixty (60) days' written notice. During such notice period Employee shall continue to perform Employee's duties provided that the Company may elect in its sole discretion to place Employee on paid leave during the notice period.

5.3 Termination for Cause. The Company may terminate Employee immediately for Cause. "Cause" includes, without limitation, and as determined by the Company, acting reasonably, (i) felony conviction or conviction for any other crime involving moral turpitude (including pleading guilty or no contest to such crime), (ii) any act or omission involving fraud, dishonesty, willful misconduct, embezzlement, misappropriation, moral turpitude or gross negligence, (iii) material breach of this Agreement, breach of fiduciary duty, violation of material Company policies, or unauthorized disclosure of confidential information, subject to any required cure period, (iv) reporting to work under the influence of alcohol or illegal drugs or other conduct which may reasonably be considered (A) to be immoral, deceptive, scandalous or obscene or (B) to injure, tarnish, damage or otherwise negatively affect the reputation and/or goodwill of any of the Company Group or their business, (v) failure or refusal to perform Employee's duties and responsibilities as reasonably directed by the Board, (vi) any act or omission deliberately aiding or abetting a competitor of the Company Group to the disadvantage or detriment of the

Company Group and (vii) willful and continued failure or refusal to reasonably cooperate in any internal investigation or any investigation or proceeding by a regulatory or law enforcement authority.

.

5.4 Death or Disability. Employment shall terminate automatically upon (a) the Employee's death or (b) upon notice if Employee becomes disabled and unable to perform essential duties with reasonable accommodation as determined by the Company acting reasonably ("Disability") provided however, in the event that the Company temporarily replaces Employee, or transfers the Employee's duties or responsibilities to another individual on account of the Employee's inability to perform such duties due to an incapacity which is, or is reasonably expected to become, a Disability, then Employee's employment shall not be deemed terminated by the Company and Employee shall not be able to resign with Good Reason as a result thereof (for the avoidance of doubt, Employee shall resume Employee's employment under this Agreement upon Employee's return from any such temporary inability to perform such duties or physical incapacity that does not become a Disability). Upon written request by the Company, Employee shall, as soon as practicable, provide the Company with medical documentation and other information sufficient to enable the Company to determine whether Employee has a Disability.

5.5 Termination for Good Reason. Employee may resign for Good Reason following notice and a fifteen (15) day cure period. "Good Reason" means (a) material reduction in Base Salary, (b) material diminution of Employee's authority or duties, (c) material breach of this Agreement by the Company, or (d) unlawful harassment or discrimination that reasonably would give rise to a claim for constructive discharge under applicable laws.

6. SEVERANCE

6.1 Trigger. If Employee experiences a "Separation from Service" from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)) due to termination by the Company without Cause or resignation for Good Reason, the Company shall pay Employee the following, conditional upon execution and non-revocation of a release of claims in the form prescribed by the Company within 21 days (or such longer period as may be required under applicable law) following termination of Employee's employment with the Company: (a) all accrued but unpaid Base Salary up to the date of Employee's termination of employment with the Company; (b) any incurred but unreimbursed documented reasonably reimbursable expenses up to the date of Employee's termination of employment with the Company; (c) any other amounts due under applicable law (items (a), (b) and (c) collectively, the "Accrued Obligations"); (d) any earned but unpaid prior-year bonus; and (e) Severance equal to nine (9) months of Base Salary, paid in equal monthly installments and subject to all customary withholding and deductions.

6.2 No Severance. No severance shall be owed if (a) Employee resigns without Good Reason, (b) Employee is terminated for Cause, or (c) Employee's employment is terminated due to death or Disability, provided that for greater certainty the Company shall pay to the Employee (or in the case of death to the Employee's estate) the Accrued Obligations.

7. CONFIDENTIALITY

(a) Employee acknowledges that in the course of Employee's employment with the Company, Employee will use, have access to, and develop Confidential Information (as defined herein) of the Company Group. For purposes of this Agreement, "Confidential Information" shall mean and include all information, whether written or oral, tangible or intangible (in any form or format), of a private, secret, proprietary or confidential nature, of or concerning the Company Group or the business or operations of the Company Group, including without limitation: any trade secrets or other confidential or proprietary information which is not publicly known or generally known in the industry; the identity, background, and preferences of any current, former, or prospective clients, suppliers, vendors, referral sources, and

business affiliates; pricing and financial information; current and prospective client, supplier, or vendor lists and leads; proposals with prospective clients, suppliers, vendors, or business affiliates; contracts with clients, suppliers, vendors or business affiliates; marketing plans; brand standards guidelines; proprietary computer software and systems; marketing materials and information; information regarding corporate opportunities; operating and business plans and strategies; research and development; policies and manuals; personnel information of employees that is private and confidential; any information related to the compensation of employees, consultants, agents or representatives of the Company Group; sales and financial reports and forecasts; any information concerning any product, technology or procedure employed by the Company Group but not generally known to its current or prospective clients, suppliers, vendors or competitors, or under development by or being tested by the Company Group; any inventions, innovations or improvements covered by Section 9 hereof; and information concerning planned or pending acquisitions or divestitures. Notwithstanding the foregoing, the term Confidential Information shall not include information which (A) becomes available to Employee from a source other than the Company Group or from third parties with whom the Company Group is not bound by a duty of confidentiality, or (B) becomes generally available or known in the industry through no fault of Employee.

(b) During the course of Employee's employment with the Company, Employee agrees to use Employee's best efforts to maintain the confidentiality of the Confidential Information, including adopting and implementing all reasonable procedures prescribed by the Company Group to prevent unauthorized use of Confidential Information or disclosure of Confidential Information to any unauthorized person.

(c) Employee agrees that all Confidential Information shall be the Company Group's sole property during and after Employee's employment with the Company. Employee agrees that Employee will not remove any hard copies of Confidential Information from the Company Group's premises, will not download, upload, or otherwise transfer copies of Confidential Information to any external storage media, cloud storage, personal email address of Employee or email address that is not owned by the Company Group (except as necessary in the performance of Employee's duties for the Company Group and for the Company Group's sole benefit), and will not print hard copies of any Confidential Information that Employee accesses electronically from a remote location (except as necessary in the performance of Employee's duties for the Company Group and for the Company Group's sole benefit).

(d) Other than as contemplated in Section 6(e) below, in the event that Employee becomes legally obligated to disclose any Confidential Information to anyone other than to the Company Group, Employee will provide the Company with prompt written notice thereof so that the Company may seek a protective order or other appropriate remedy and Employee will cooperate with and assist the Company in securing such protective order or other remedy. If such protective order is not obtained, or the Company waives compliance with the provisions of this Section 6(d) to permit a particular disclosure, Employee will furnish only that portion of the Confidential Information which Employee is legally required to disclose.

(e) Nothing in this Agreement or any other agreement with the Company containing confidentiality provisions shall be construed to prohibit Employee from: filing a charge with, participating in any investigation or proceeding conducted by, or cooperating with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency charged with enforcement of any law, rule or regulation ("Government Agencies"); reporting possible violations of any law, rule or regulation to any Government Agencies; making other disclosures that are protected under whistleblower provisions of any law, rule or regulation; or receiving an award for information provided to any Government Agencies. Employee acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is

made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee further acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

(f) At all times during Employee's employment with the Company and after Employee's employment with Company terminates, regardless of the reason for termination, Employee agrees: (i) not to use, permit use of, discuss, disclose, transfer, or disseminate in any manner any Confidential Information, except as necessary in the performance of Employee's duties for the Company Group and for the Company Group's sole benefit; (ii) not to make, or cause to be made, copies (in any form or format) of the Confidential Information, except as necessary in the performance of Employee's duties for the Company Group and for the Company Group's sole benefit; and (iii) to promptly and fully advise the Company of all facts known to Employee concerning any actual or threatened unauthorized use of the Confidential Information or disclosure of the Confidential Information to any unauthorized person about which Employee becomes aware. The restrictions contained in this Section 6(f) also apply to Confidential Information developed by Employee during Employee's employment with the Company, which are related to the Company Group or to the Company Group's successors or assigns, as such information is developed for the benefit of and ownership of the Company Group and all rights and privileges to such information or derivative works, including but not limited to trademarks, patents and copyrights remain with the Company Group.

(g) Employee acknowledges that during the course of Employee's employment with the Company, Employee may have already received or had access to, and may continue to receive or have access to, confidential or proprietary information belonging to third parties ("Third Party Information"). During the Employment Term and thereafter, Employee agrees: (i) to hold the Third Party Information in the strictest confidence, take all reasonable precautions to prevent the inadvertent disclosure of the Third Party Information to any unauthorized person, and follow all of the Company's policies regarding protecting the Third Party Information; (ii) not to use, permit use of, discuss, disclose, transfer, or disseminate in any manner any Third Party Information, except as necessary in the performance of Employee's duties for the Company Group; (iii) not to make, or cause to be made, copies (in any form or format) of the Third Party Information, except as necessary in the performance of Employee's duties for the Company Group; and (iv) to promptly and fully advise the Company of all facts known to the Employee concerning any actual or threatened unauthorized use of the Third Party Information or disclosure of the Third Party Information to any unauthorized person about which Employee becomes aware.

(h) Upon termination of Employee's employment with the Company, notwithstanding the reason or cause of termination, and at any other time upon written request by the Company, Employee shall promptly return to the Company all originals, copies, or duplicates, in any form or format (whether paper, electronic or other storage media), of the Confidential Information and the Third Party Information, as well as any and all other documents, computer discs, computer data, equipment, and property of the Company Group (including, but not limited to, cell phones, credit cards, and laptop computers if they have been provided to Employee), relating in any way to the business of the Company Group or in any way obtained by Employee during the course of Employee's employment with the Company. Employee further agrees that after termination of Employee's employment with the Company, Employee shall not retain any copies, notes, or abstracts in any form or format (whether paper, electronic or other storage media) of the Confidential Information, the Third Party Information, or other documents or property belonging to the Company Group.

8. NON-DISPARAGEMENT

The Company and Employee agree not to make knowingly false or disparaging statements about the other, subject to lawful disclosures and protected activity.

9. INTELLECTUAL PROPERTY

(a) Employee agrees that all ideas, inventions, discoveries, improvements, designs, plans, methods, works of authorship, deliverables, writings, brochures, manuals, know-how, method of conducting its business, policies, procedures, products, processes, software, or any enhancements, or documentation of or to the same and any other work product and any and all intellectual property thereof in any form or media Employee makes, works on, conceives, creates or reduces to practice (i) during employment to the Company, (ii) with the use of Company Group's time, material or facilities or (iii) is in any way related or pertaining to or connected with the present or anticipated business, products or services of the Company Group and in each case whether produced during normal business hours or on personal time ("collectively, "Work Product") shall be the exclusive property of the Company or the applicable member of the Company Group (each, an "Assigned Party"), except for pre-existing intellectual property disclosed by Employee.

(b) "Intellectual Property" means any and all (i) copyrights and other rights associated with works of authorship, (ii) trade secrets and other confidential information, (iii) patents, patent disclosures and all rights in inventions (whether patentable or not), (iv) trademarks, trade names, Internet domain names, and registrations and applications for the registration thereof together with all of the goodwill associated therewith, (v) all other intellectual and industrial property rights of every kind and nature throughout the world and however designated, whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in effect.

(c) Employee acknowledges Employee's work and services provided for the Assigned Party and all results and proceeds thereof, including, the Work Products, are works done under Company Group's direction and control and have been specially ordered or commissioned by the Company Group. To the extent the Work Products are copyrightable subject matter, they shall constitute "works made for hire" for the Company Group within the meaning of the Copyright Act of 1976, as amended, and shall be the exclusive property of the Assigned Party. Should any Work Product be held by a court of competent jurisdiction to not be a "work made for hire," and for any other rights, Employee hereby assigns and transfers to the Assigned Party, to the fullest extent permitted by applicable law, all right, title, and interest in and to the Work Products, including but not limited to all Intellectual Property pertaining thereto, and in and to all works based upon, derived from, or incorporating such Work Products, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement. Employee hereby waives and further agrees not to assert Employee's rights known in various jurisdictions as moral rights and grants the Company Group the right to make changes, as the Company Group deems necessary, in the Work Products.

(d) Notwithstanding the above, should Employee be deemed to own or have any Intellectual Property that is used, embodied, or reflected in the Work Products, Employee hereby grants to the Company Group, its successors and assigns, the non-exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicenses, to use, reproduce, publish, create derivative works of, market, advertise, distribute, sell, publicly perform and publicly display and otherwise exploit by all means now known or later developed the Work Products and such Intellectual Property.

(e) Employee will, at the request and cost of the Assigned Party, sign, execute, make and do all such deeds, documents, acts and things as the Assigned Party and their duly authorized agents may reasonably require to apply for, obtain and vest in the name of the Assigned Party alone (unless the Assigned Party otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same. In the event the Assigned Party is unable, after reasonable effort, to secure Employee's signature on any letters patent, copyright or other analogous protection relating to a Work Product, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Assigned Party and their duly authorized officers and agents as Employee's agent and attorney-in-fact (which designation and appointment shall be (i) deemed coupled with an interest and (ii) irrevocable, and shall survive Employee's death or incapacity), to act for and in Employee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Employee.

(f) Employee represents and warrants that all Work Products that Employee makes, works on, conceives, or reduces to practice, individually or jointly with others, in the course of performing Employee's duties for Assigned Party under this Agreement are (i) original or an improvement of the Assigned Party's prior Work Products and (ii) do not include, copy, use, or infringe any Intellectual Property rights of a third party.

10. COOPERATION

Employee shall reasonably cooperate with Company legal matters at all times during Employee's employment with the Company and at all times following employment, subject to reasonable compensation.

11. INDEMNIFICATION AND INSURANCE

Employee shall be entitled to indemnification and D&O insurance to the fullest extent provided to Company executives.

12. GOVERNING LAW; ARBITRATION

This Agreement shall be governed by Florida law without regard to its choice of law principles. Disputes shall be resolved by final and binding arbitration administered by JAMS, Inc. ("JAMS") in in accordance with the Federal Arbitration Act and the JAMS Employment Arbitration Rules and Procedures (the "Rules") then in effect in Boca Raton, Florida by a single neutral arbitrator selected in accordance with the Rules, except for injunctive relief. The arbitrator's decision shall be in writing and shall contain essential findings of fact and conclusions lf aw on which the award is based. The arbitrator shall have the power to resolve all disputes and award any type of legal or equitable relief, to the extent such relief is available under applicable law.

13. MISCELLANEOUS

(a) Severability. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain enforceable and the invalid, illegal or unenforceable provisions shall be modified so as to be valid and enforceable and shall be enforced as modified. If any part of this Agreement is for any reason held to be overly broad as to time, duration, geographic scope, activity, or subject, it is the intent of the Parties that this Agreement shall be judicially modified by limiting or reducing it to the minimum extent necessary to be enforceable under applicable law. The existence of any claim or cause of action of Employee against the Company Group (or against any member, shareholder, director, officer or employee thereof), whether arising out of the Agreement or otherwise, shall not

constitute a defense to: (i) the enforcement by the Company Group of any of the restrictive covenants set forth in this Agreement; or (ii) the Company Group's entitlement to any remedies hereunder. Employee's obligations under this Agreement are independent of any of the Company Group's obligations to the Employee.(b) Remedies for Breach. Employee acknowledges and agrees that it may be difficult to measure the damages to the Company Group from any breach or threatened breach by Employee of this Agreement, including but not limited to Sections 7, 8, and 9 hereof; that injury to the Company Group from any such breach could be irreparable; and that money damages may therefore be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee breaches or threatens to breach any of the promises contained in this Agreement, the Company Group shall, in addition to all other remedies it may have (including monetary remedies), be entitled to seek an injunction and/or equitable relief, on a temporary or permanent basis, to restrain any such breach or threatened breach without showing or proving any actual damage to the Company Group. Nothing herein shall be construed as a waiver of any right the Company Group may have or hereafter acquire to pursue any other remedies available to it for such breach or threatened breach, including recovery of damages from Employee. Notwithstanding any provision of this Agreement to the contrary, Employee shall not be entitled to any post-termination payments pursuant hereto during any period in which it is shown that Employee is materially violating any of Employee's obligations under Sections 7, 8, or 9.

(c) The rights of the Company under this Agreement may, without consent of Employee, be assigned by the Company to (i) any person, firm, corporation or other business entity which, at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquiring a controlling interest in the Company (>50% of voting power) or all or substantially all of the Company's stock or assets or (ii) any affiliate or future affiliate of the Company, and such assignment by the Company pursuant to this Section 13(c) shall automatically, and without further action required by the Parties, relieve the assignor Company (and discharge and release the assignor Company) from all obligations and liabilities under or related to this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or assigns of Company. Employee may not assign this Agreement without the written consent of the Company. Employee agrees that each member of the Company Group is an express third party beneficiary of this Agreement, and this Agreement, including other obligations set forth in Sections 7, 8, and 9, are for each such member's benefit. Employee expressly agrees and consents to the enforcement of this Agreement, including but not limited to other obligations in Sections 7, 8, and 9 hereof, by any member of the Company Group as well as by the Company Group's future affiliates, successors and/or assigns.

(d) Attorneys' Fees and Costs. In any action brought to enforce or otherwise interpret any provision of this Agreement, the prevailing party may seek to recover reasonable attorneys' fees and costs from the non-prevailing party to the action or proceeding, as determined by the court or arbitrator based on the circumstances of the case.

(e) Mutual Waiver of Jury Trial in Court Proceedings. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A TRIAL BY JURY FOR ANY CAUSE OF ACTION, CLAIM, RIGHT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.

(f) Waiver. No waiver of any breach or other rights under this Agreement shall be deemed a waiver unless the acknowledgment of the waiver is in writing executed by the party committing the waiver. No waiver shall be deemed to be a waiver of any subsequent breach or rights. All rights are cumulative under

this Agreement. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

(g) Survival. Employee's post-termination obligations and the Company Group's post- termination rights under Sections 7 through 13 of this Agreement shall survive the termination of this Agreement and the termination of Employee's employment with the Company regardless of the reason for termination; shall continue in full force and effect in accordance with their terms; and shall continue to be binding on the Parties.

(h) Independent Advice. Employee acknowledges that the Company has provided Employee with a reasonable opportunity to obtain independent legal advice with respect to this Agreement, and that either: (i) Employee has had such independent legal advice prior to executing this Agreement; or (ii) Employee has willingly chosen not to obtain such advice and to execute this Agreement without having obtained such advice.

(i) Entire Agreement. This Agreement constitutes the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments.

(j). Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the Party or Parties against whom enforcement of such amendment, supplement, or modification is sought.

(k). Notices. Any notice, request or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed given: (a) upon delivery, if delivered by hand; (b) three (3) days after the date of deposit in the mail, postage prepaid, if mailed by certified U.S. mail; or (c) on the next business day after sending, if sent by prepaid overnight courier service, or when receipt is confirmed, if sent by e-mail. If not personally delivered by hand, notice shall be sent using the addresses and/or email addresses set forth below or to such other address as either Party may designate by written notice to the other:

If to the Employee: at the Employee's most recent address on the records of the Company.

If to the Company, to: 4800 N Federal Hwy, Suite B200, Boca Raton, FL 33431,
legal@greenlane.com

(l). Code Section 409A Compliance. It is intended that the provisions of this Agreement are either exempt from or comply with the terms and conditions of Section 409A of the Code and to the extent that the requirements of Section 409A of the Code are applicable thereto, all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A of the Code. If under this Agreement, an amount is to be paid in two or more installments, for purposes of Section 409A of the Code each installment shall be treated as a separate payment. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a "deferral of compensation" within the meaning of Section 409A of the Code and the regulations and other guidance thereunder: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee in any other calendar year; (ii) the reimbursements for expenses for which Employee is entitled to be reimbursed shall be made on or before

the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (iii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(m) Counterparts; Electronic Transmission; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, including an electronic copy or facsimile, but all of which taken together shall constitute one and the same instrument. The headings used herein are for ease of reference only and shall not define or limit the provisions hereof.

[Remainder of this page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date:

COMPANY:

GREENLANE HOLDINGS, INC.

/s/ Bruce Linton

Bruce Linton, Chairman of the Board

EMPLOYEE:

/s/ Jason Hitchcock

Jason Hitchcock

ADDENDUM A

Chief Executive Officer (CEO)

Greenlane Holdings, Inc.
NASDAQ-Listed | Digital Asset Strategy Company

Position Overview

Greenlane Holdings, Inc. (“Greenlane” or the “Company”) is a NASDAQ listed public company that has recently launched a dedicated Digital Asset Treasury (“DAT”) strategy focused on Berachain and its unique Proof-of-Liquidity (PoL) ecosystem.

The Company is seeking a Chief Executive Officer who combines the rigor of a public-company operator with deep crypto-native insight and the ability to serve as a credible ambassador for the Berachain ecosystem and broader digital asset market. This role is not focused on financial engineering or short-term trading strategies, but on building durable, long-term enterprise value creation through disciplined BERA accumulation, ecosystem alignment, and market education.

The CEO will have two core mandates:

1. Design and execute Greenlane’s Digital Asset Treasury (DAT) strategy, in close coordination with the Board, PIPE investors, and the Berachain Foundation.
2. Lead a NASDAQ-listed company, with full responsibility for governance, shareholder engagement, and the continued operation of Greenlane’s legacy e-commerce business.

This role demands a rare combination of capital markets sophistication, crypto-native conviction, public-company leadership discipline, and founder-level passion for building a differentiated long-term platform.

Core Responsibilities

1. Digital Asset Treasury Strategy

- Own and execute Greenlane’s BERA-centric Digital Asset Treasury strategy, with a long-term, non-speculative focus.
- Establish a deep strategic alignment with the Berachain ecosystem, identifying durable value creation opportunities through protocol participation, liquidity alignment, and ecosystem support.
- Serve as a clear and articulate advocate for Proof-of-Liquidity, articulating its significance as “Crypto 3.0”, and positioning BERA as a strategic treasury asset rather than a trading instrument.
- Work closely with the Board of Directors, PIPE investors, and the Berachain Foundation to ensure strategic alignment, disciplined execution.
- Maintain a clear mandate to grow Greenlane’s enterprise value through responsible BERA accumulation, rather than an active or speculative trading strategy.

2. Public Evangelism, Market Education & Investor Visibility

- Serve as a high-credibility public advocate for Greenlane and Berachain through:
  - Press and media appearances
  - Investor communications
  - Conference panels and keynote speaking engagements
- Act as a “missionary” for Crypto 3.0 by educating the market on:
  - Berachain’s differentiators
  - Proof-of-Liquidity as a new paradigm
  - The strategic value of BERA as a treasury asset
- Proactively market Greenlane’s equity story, reinforcing to the market that the Company is active, focused, and executing.
- Build and maintain enduring relationships with institutional investors, analysts, and crypto-native stakeholders.

3. Public Company Leadership & Fiduciary Discipline

- Serve as the principal executive officer of a NASDAQ-listed company, with full accountability for:
  - Corporate governance
  - SEC reporting and disclosures
  - Shareholder communications
  - Risk management and compliance
- Demonstrate a strong understanding of fiduciary duty to both the Company and its shareholders.
- Operate in strict alignment with the Board of Directors and major stakeholders, ensuring transparency and trust.
- Maintain a long-term mindset focused on enterprise value creation rather than short-term optics.
- Balance crypto-native conviction with public-market discipline.

4. Legacy Operations and Execution

Maintain executive accountability for Greenlane’s legacy e-commerce and drop-ship operations, ensuring continuity, operational discipline, and reliable cash management.

- Build a lean, execution-focused operating culture that ensures legacy operations support while prioritizing the Company’s strategic evolution.
- Complete efforts to reduce in aged payables and contingent liabilities and further streamline and strengthen Greenlane’s balance sheet.
- Delegate effectively while remaining accountable for operational performance, controls, and reporting.

- Oversee the development and maintenance of effective information systems and cybersecurity controls, consistent with public company requirements.

Required Experience & Qualifications

- Deep, demonstrable understanding of Berachain, Proof-of-Liquidity, and crypto-native ecosystems.
- Prior experience building, scaling, or leading a startup, or high-growth business.
- Comfort operating in the public markets spotlight.
- Strong instincts for equity storytelling and investor engagement.
- Clear strategic and executional alignment with a missionary mindset — motivated by long-term impact, value creation and enterprise-wide success.
- No competing priorities, side ventures, or external distractions; this role requires full focus and commitment.
- High integrity, low ego, and coachable leadership style.
- Exceptional communicator, both written and verbal, who can move seamlessly between crypto-native and institutional audiences.

Ideal Candidate Profile

The ideal CEO is someone who wants this role as much as Greenlane wants them — a leader who sees the opportunity to define how public companies engage with next-generation crypto ecosystems. This individual understands that success is measured by enterprise value creation, disciplined stewardship of digital assets, and trust earned from shareholders, partners, and the broader market.

ADDENDUM B

BONUS OBJECTIVES FOR 2026

CEO

This provides the metrics to be used for calculating the earned bonus for FY 2026

Company Performance represents 65% of earning potential

Legacy Business (15%)

a.) Establish and execute a business strategy and structure to successfully launch and sustain an e-commerce business for the legacy Greenlane operation
b.) Resolve legacy business outstanding AP balance for a maximum of $1,500,000
c.) Resolve DOJ legal action by December 31, 2026, on a structure approved by the Board

DAT Strategy Execution (30%)

a.)

Financial Reporting and Filing (20%)

a.) All SEC required financial filings and communication is accurate filed on time

Personal Performance represents 35% of earning potential